Exhibit 16.2

April 12, 2017

U.S. Securities and Exchange Commission Office of the Chief Accountant
100F Street Northeast Washington, DC 20549-2000

RE:          ASAP Expo, Inc.
File No. 001-51554

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 12, 2017 of ASAP Expo, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP